EX-99.906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of TIAA Separate Account VA-1 does hereby certify, to such officer’s knowledge, that:

The semi-annual report on Form N-CSR of the TIAA Separate Account VA-1 (the “Separate Account”) for the six months ended June 30, 2006 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Separate Account.

Dated: August 28, 2006	By:	/S/ HERBERT M. ALLISON, JR.
Herbert M. Allison, Jr. President and Chief Executive Officer (principal executive officer)

Dated: August 23, 2006	By:	/S/ GEORGANNE C. PROCTOR
Georganne C. Proctor Executive Vice President and Chief Financial Officer (principal financial officer)